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                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ /  Confidential, for Use of the Commission Only
     (as permitted by Section 14a-6(e)(2))

/ /  Definitive Proxy Statement

/ /  Definitive Additional Materials

/X/  Soliciting Material Pursuant to Section 14a-11(c) or Section 14a-12


                              INFORMIX CORPORATION
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No Fee Required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

/ /  Fee paid previously with preliminary materials:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by Registration Statement number, or the Form or Schedule and the date of its filing.

(6)  Amount previously paid:

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(7)  Form, Schedule or Registration Statement No.:

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(8)  Filing party:

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(9)  Date filed:

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     The proposed transaction described below will be submitted to Informix's stockholders for their consideration, and Informix will file a proxy statement concerning the proposed transaction with the SEC. Stockholders are urged to read the proxy statement regarding the proposed transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. When available, the proxy statement concerning the proposed transaction will be mailed to all of our stockholders and our proxy statement, as well as other filings containing information about Informix, will be available, without charge, at the SEC's Internet site (HTTP://WWW.SEC.GOV). Copies of the proxy statement and the SEC fillings that will be incorporated by reference in the proxy statement can also be obtained, without charge, by directing a request to Informix, Investor Relations, 50 Washington Street, Westborough, Massachusetts 01581 (508-366-3888).

     Informix and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Informix stockholders in favor of the proposed transaction. Information regarding the interests of the officers and directors of Informix in the proposed transaction will be set forth in the proxy statement regarding the proposed transaction, when available. Information regarding Informix's officers and directors that may be deemed participants in the solicitation is included in Informix's most recent annual proxy statement as filed with the SEC on a Schedule 14A.




INFORMIX CORP. (TICKER:  IFMX, EXCHANGE:  NASDAQ)
NEWS RELEASE - 26-APR-2001
===============================================================================
INFORMIX CORPORATION ANNOUNCES $100 MILLION STOCK REPURCHASE

     WESTBORO, Mass.--(BUSINESS WIRE)--April 26, 2001--Informix (R) Corporation (Nasdaq: IFMX), a technology leader for the new economy, today announced that its Board of Directors has approved a program to repurchase up to $100 million of the Company's common stock commencing April 27, 2001.

     Purchases may be made from time to time in the open market and through privately negotiated transactions, subject to general market and other conditions. As of March 31, 2001 Informix Corporation had 287.1 million shares outstanding.

     "The current market price of Informix stock represents a compelling opportunity to begin acting on our stated goal of reducing the number of shares outstanding," commented Peter Gyenes, Chairman and Chief Executive Officer of Informix Corporation. "With over $250 million in cash at March 31st, we have more than enough financial resources to fund the near term growth of Ascential(TM) Software and repurchase shares before initiating the planned


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Share Reduction Program upon completion of the proposed transaction with IBM that we announced yesterday."

     "The transaction we signed yesterday with IBM brings unprecedented value to Informix Corporation and, combined with Ascential's product leadership, global resources and current and soon-to-be-announced strategic partners, further enhances the competitive position of Ascential Software." continued Mr. Gyenes. "The approximately $800 million of after-tax proceeds will bring a tremendous amount of financial resources to Ascential to pursue its strategic and market opportunities, in addition to financing an intended share reduction program. Furthermore, the three-year strategic alliance that we signed with IBM in conjunction with the transaction recognizes Ascential as a leading provider of information asset management solutions and will bring the strength of the IBM organization to the sale of Ascential's solutions into a major additional channel of distribution."

     About Informix Corporation

     Informix Corporation is comprised of two independent operating companies:
Informix Software and Ascential Software.

     About Informix Software

     Informix Software, the database company, is a leading provider of database management systems for data warehousing, transaction processing and e-Business applications. With more than 100,000 customers worldwide, Informix Software delivers high-performance database systems in markets including retail, financial services, government, healthcare, manufacturing, media and publishing, and telecommunications. For more information, visit the Informix Web site www.informix.com.

     About Ascential Software

     Ascential Software is the leading provider of Information Asset Management solutions to the Global 2000. Customers use Ascential products to turn vast amounts of disparate, unrefined data into reusable information assets that drive business success. Ascential's unique framework for Information Asset Management enables customers to easily collect, validate, organize, administer and deliver information assets to realize more value from their enterprise data, reduce costs and increase profitability. Headquartered in Westboro, Mass., Ascential has offices worldwide and supports more than 1700 customers in such industries as telecommunications, insurance, financial services, healthcare, media/entertainment and retail. Ascential is an independent operating company of Informix Corporation (NASDAQ:IFMX) and can be found on the Web at http://www.ascentialsoftware.com.

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     Safe Harbor Statement

     This public announcement contains forward-looking statements that are subject to numerous risks and uncertainties. Any statements contained in this public announcement, including without limitation statements to the effect that the Company or its management "believes," "expects," "anticipates," "plans," "may," "will," "projects," "continues," "intends" or "estimates," or statements concerning "potential" or "opportunity" or other variations thereof or comparable terminology or the negative thereof that are not statements of historical fact, should be considered forward-looking statements as a result of certain risks and uncertainties. These risks and uncertainties could cause actual results and events materially to differ for historical or anticipated results and events. Investors and potential investors should review carefully the description of risks and uncertainties which, together with other detailed information about the Company, is contained in the periodic reports that the Company files from time to time with the Securities and Exchange Commission, including the Company's Form 10-K for fiscal year 2000.

     The proposed transaction will be submitted to Informix's stockholders for their consideration, and Informix will file a proxy statement concerning the proposed transaction with the SEC. Stockholders are urged to read the proxy statement regarding the proposed transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the proxy statement, as well as other filings containing information about Informix, at the SEC's Internet site (http://www.sec.gov). Copies of the proxy statement and the SEC fillings that will be incorporated by reference in the proxy statement can also be obtained, without charge, by directing a request to Informix, Investor Relations, 50 Washington St., Westboro, MA 01581 (508-366-3888).

     Informix and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Informix stockholders in favor of the proposed transaction. Information regarding the interests of the officers and directors of Informix in the proposed transaction will be set forth in proxy statement regarding the proposed transaction, when available. Information regarding Informix's officers and directors that may be deemed participants in the solicitation is included in Informix's most recent annual proxy statement as filed with the SEC on a Schedule 14A.

     (C)2001 Informix Corporation. All rights reserved. Informix is a trademark of Informix Corporation or its affiliates, which may be registered in the U.S. or other jurisdictions. Ascential is a trademark of Ascential Software, Inc. and may be registered in other jurisdictions.

     CONTACT:
Press:
Morgen-Walke Associates
Shannon Stevens, 212/850-5600
sstevens@morgenwalke.com
or
Investors:
Informix Corporation
David Roy, 508/366-3888 x3290
david.roy@informix.com
or
Morgen-Walke Associates, Inc.
Gordon McCoun/Stephanie Prince
212/850-5600
gmccoun@morgenwalke.com
Sprince@morgenwalke.com


                             (C)2001 Informix Corporation.  All rights reserved.